Exhibit 21.1

Subsidiaries of Registrant

Name:                Digirad Imaging Solutions, Inc.
State of Incorporation:        Delaware

Name:                MD Office Solutions, Inc.
State of Incorporation:        California

Name:                Telerhythmics, LLC
State of Incorporation:        Tennessee

Name:                Project Rendezvous Holding Corporation*
State of Incorporation:        Delaware

Name:                Project Rendezvous Acquisition Corporation*
State of Incorporation:        Delaware

Name:                DMS Health Technologies, Inc.*
State of Incorporation:        North Dakota

Name:                DMS Imaging, Inc.*
State of Incorporation:        North Dakota

Name:                DMS Health Technologies - Canada, Inc.*
State of Incorporation:        North Dakota

* Acquired January 1, 2016 pursuant to that certain Stock Purchase Agreement dated as of October 13, 2015, by and among Digirad Corporation, Project Rendezvous Holding Corporation, the stockholders of Project Rendezvous Holding Corporation, and Platinum Equity Advisors, LLC as the stockholder representative.